Exhibit 99.1

REVIV3 Announces Uplist to the NYSE American Exchange and Corporate Name Change to “AXIL Brands, Inc.”

Trading on NYSE American Expected to be Effective on or about February 14, 2024, Under symbol “AXIL”

LOS ANGELES, CA, February 9, 2024 (GLOBE NEWSWIRE) -- Reviv3 Procare Company (“Reviv3,” “we,” “us,” “our,” or the “Company”) (OTCQB: RVIV), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced that, subject to meeting all requirements at the time of listing, its common stock, par value $0.0001 per share (the “Common Stock”), has been approved for listing on the NYSE American LLC (the “NYSE American”). In connection with its listing on the NYSE American and as part of the Company’s ongoing rebranding efforts, the Company will change its corporate name to “AXIL Brands, Inc.,” effective February 14, 2024. Additionally, the Company will change its ticker symbol from “RVIV” to “AXIL” upon listing on the NYSE American.

The Company is expected to begin trading on the NYSE American when the market opens on February 14, 2024. The Common Stock will continue to trade on the OTCQB until the close of the market on February 13, 2024. Upon effectiveness of the listing on the NYSE American, trading of the Common Stock on the OTCQB will terminate. Current stockholders of the Company do not need to take any action prior to the Company’s expected listing on the NYSE American.

“We are excited to execute on another two major steps in our corporate rebranding with the milestone achievement of being listed on the NYSE American and the official change of our company’s name to AXIL Brands, Inc.,” stated Jeff Toghraie, Chief Executive Officer of the Company. “We believe that listing on the NYSE American Exchange will help diversify our stockholder base, provide greater liquidity for our stockholders, and improve our ability to increase stockholder value. Renaming our company to AXIL Brands, Inc. reflects our focus on the global hearing enhancement and protection devices market and we believe will allow us to capitalize on the recognition of the AXIL brand in the hearing protection and enhancement market.”

This communication does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Reviv3

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company's website at www.reviv3.com and, for the AXIL® brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “believe,” “expect,” “continue,” “will,” “prepare,” “should,” and ”focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause Reviv3’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements including risks associated with listing our shares on the NYSE American.. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the SEC. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Investor Relations:

Reviv3 Investor Relations Team

(888) 638-8883

investors@reviv3.com